SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2005

Commission file number 001-12215

Quest Diagnostics Incorporated

1290 Wall Street West

Lyndhurst, NJ 07071

(201) 393-5000

Delaware

(State of Incorporation)

16-1387862

(I.R.S. Employer Identification Number)

Item 1.01. Entry into a Material Definitive Agreement

On November 21, 2005, Quest Diagnostics Incorporated (the “Company”), LabOne, Inc., ExamOne World Wide, Inc., ExamOne World Wide of NJ, Inc., Central Plains Holdings, Inc., Central Plains Laboratories, LLC, LabOne of Ohio, Inc., Osborn Group, Inc. and Systematic Business Services, Inc. (collectively the “Additional Subsidiary Guarantors), certain of the Company’s subsidiaries and The Bank of New York, as Trustee, entered into the Seventh Supplemental Indenture. The Seventh Supplemental Indenture supplements the indenture dated as of June 27, 2001 among the guarantors (as defined therein) and the Trustee, as subsequently supplemented by a first supplemental indenture, dated as of June 27, 2001, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, as further supplemented by a fifth supplemental indenture, dated as of April 16, 2004 and further supplemented by a sixth supplemental indenture dated October 31, 2005 (collectively, the “Indenture”).

The Seventh Supplemental Indenture adds the Additional Subsidiary Guarantors, certain of the companies acquired as part of the previously announced LabOne acquisition, as guarantors to the Company’s 6¾% Senior Notes due 2006, 7½% Senior Notes due 2011, 5.125% Senior Notes due 2010 and 5.45% Senior Notes due 2015 issued pursuant to the Indenture. The Seventh Supplemental Indenture is attached hereto as exhibit 4.1.

Item 9.01. Financial Statements and Exhibits

c.	Exhibits

4.1	Seventh Supplemental Indenture, dated as of November 21, 2005, among the Company, the guarantors named therein and The Bank of New York, as Trustee.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 28, 2005

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Sirisha Gummaregula
Sirisha Gummaregula
Assistant General Counsel and
Corporate Secretary

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